Exhibit 5.1

345 Park Avenue	Direct	212.407.4000
New York, NY 10154-1895	Main	212.407.4000
	Fax	212.407.4990

April 5, 2019

Titan Pharmaceuticals, Inc. 400 Oyster Point Blvd., Suite 505 South San Francisco, CA

Ladies and Gentlemen:

We have acted as securities counsel for Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (including the prospectus constituting part thereof (the “Prospectus”)) to which this opinion letter has been filed as an exhibit (the “Registration Statement”), relating to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of common stock, $0.0001 par value per share (the “Common Stock”), (ii) shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), (iii) senior or subordinated debt securities of the Company (the “Debt Securities”), and (iv) warrants to purchase Common Stock or other securities (the “Warrants”). The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the “Securities.” The Securities being registered for sale by the Company are for a maximum aggregate offering price of $50,000,000. The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the Prospectus included in the Registration Statement will be supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In rendering our opinions set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company. We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

In addition, for the purposes of this opinion, have assumed that the Senior Indenture and the Subordinated Indenture will be duly authorized, executed, and delivered by the respective trustees thereunder and the Warrant Agreement will be duly authorized, executed, and delivered by the warrant agent thereunder. With respect to our opinion as to the Common Stock and Securities convertible into or exercisable for shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s Certificate of Incorporation as then in effect and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock, Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock and Securities convertible into or exercisable for shares of Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock or Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

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A limited liability partnership including professional corporations

April 5, 2019 Page 2

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is effective under the Securities Act.

Based upon such examination, and subject to the further assumptions, qualifications and limitations contained herein, it is our opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable shares of Common Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Common Stock has been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) an appropriate Certificate or Certificates of Amendment or Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of the State of Delaware prior to the issuance of the Preferred Stock, (vi) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

April 5, 2019 Page 3

3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Senior Indenture or the Subordinated Indenture, whichever the case may be, has been duly authorized, executed and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Debt Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Debt Securities in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture, whichever the case may be, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) such Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture or the Subordinated Indenture, whichever the case may be, and issued and sold as contemplated in the Registration Statement and the prospectus included therein, (viii) the Senior Indenture or the Subordinated Indenture, whichever the case may be, relating to the Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and (ix) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Debt Securities will constitute valid and legally binding obligations of the Company.

4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

April 5, 2019 Page 4

This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

Loeb & Loeb LLP